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                                                                   EXHIBIT 10.16


                            NON-DISCLOSURE, ASSIGNMENT OF
                       INVENTIONS AND NON-COMPETITION AGREEMENT

Employee Name:  Kevin Bennis

Date: February 2, 1998

     WHEREAS, certain investors have agreed to provide financing (the "Financing") to Pathnet, Inc. (the "Company") subject to the terms of that certain Investment and Stockholders' Agreement, dated October 31, 1997 (the "Investment and Stockholders' Agreement"), by and among the Company, David Schaeffer and the investors identified therein (the "Investors");

     WHEREAS, such Financing will significantly benefit the Company and indirectly benefit the above-named Employee, as a stockholder of the Company; and

     WHEREAS, this Non-Disclosure, Assignment of Inventions and Non-Competition Agreement (this "Agreement") is a condition to the Investment and Stockholders' Agreement.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. NON-DISCLOSURE OBLIGATION. I understand and agree that my employment creates a relationship of confidence and trust between me and the Company with respect to (a) all proprietary and confidential information of the Company, and
(b) the confidential information of others with which the Company has a business relationship. The information referred to in clauses (a) and (b) of the preceding sentence is referred to in this Agreement, collectively, as "Confidential Information." I will not at any time, whether during or after the termination of employment, for any reason whatsoever (other than to promote and advance the business of the Company), reveal to any person or entity (both commercial and non-commercial) or use for any purpose other than the furtherance of the Company's business interests any of the trade secrets or Confidential Information, including, but not limited to, the Company's research and development activities, marketing plans and strategies, pricing and costing policies, customer and supplier lists, and business or financial information of the Company so far as they have come or may come to my knowledge, except as may be required in the ordinary course of performing my duties as an employee of the Company. This restriction shall not apply to: (i) information that may be disclosed generally or is in the public domain through no fault of mine; (ii) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; or (iii) information that may be required by law or an order of any court, agency or proceeding to be disclosed, provided that such disclosure is subject to all applicable governmental or judicial protection available for like material, and I agree to provide the Company with prior notice of any such disclosure. I shall keep secret all matters of such nature entrusted to me and shall not use or disclose any such information in any manner.


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     2.   ASSIGNMENT OF INVENTIONS.  I expressly understand and agree that any and all right or interest I have or obtain in any designs, trade secrets, technical specifications, technical data, know-how and show-how, internal reports and memoranda, marketing plans, inventions, concepts, ideas, expressions, discoveries, improvements, copyrights, and patent or patent rights conceived, devised, developed, reduced to practice, or which I otherwise have or obtain during the term of this Agreement which relates to the business of the Company or arise out of my employment with the Company are expressly regarded as "works for hire" (the "Inventions").

     I hereby assign to the Company the sole and exclusive right to such Inventions. I agree that I will promptly disclose to the Company any and all such Inventions, and that, upon request of the Company, I will execute and deliver any and all documents or instruments and take any other action which the Company shall deem necessary to assign to and vest completely in the Company, to perfect trademark, copyright and patent protection with respect to, or to otherwise protect the Company's trade secrets and proprietary interest in such Inventions. The obligations of this Section shall continue beyond the termination of my employment with respect to such Inventions conceived of or made by me during the term of this Agreement. The Company agrees to pay any and all copyright, trademark and patent fees and expenses or other costs incurred by me for any assistance rendered to the Company pursuant to this Section.

     My obligation to assign Inventions shall not apply to any invention about which I can prove that: (i) it was developed entirely on my own time and effort;
(ii) no equipment, supplies, facilities, trade secrets or confidential information of the Company was used in its development; (iii) it does not relate to the business of the Company or to the Company's actual or anticipated research and development, and (iv) it does not result from any work performed by me for the Company.

     3. DOCUMENTS, RECORDS, ETC. All documents, records, apparatus, equipment and other physical property, whether or not pertaining to Confidential Information, which are furnished to me by the Company or are produced by me in connection with my employment will be and remain the sole property of the Company. I will return to the Company all such materials and property as and when requested by the Company. In any event, I will return all such materials and property immediately upon termination of my employment for any reason. I will not take with me any such material or property or any copies thereof upon such termination.

     4. NON-COMPETITION COVENANT. While I am employed by the Company and for a period of two (2) years after the termination or cessation of such employment for any reason, I shall not, without the Company's prior written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity which is or may reasonably be construed to be competitive with the "PathNet Business." For purposes of this Agreement, the "PathNet Business" shall mean the business of installing, constructing, aggregating and linking digital capacity and marketing and selling the bulk


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telecommunications capacity and services created by such systems.  My ownership of not more than one(1%) percent of the shares of any class of stock of any corporation which is actively traded on a national securities exchange or on NASDAQ shall not be deemed, in and of itself, to violate the prohibitions of this paragraph. I understand that the restrictions set forth in this Section are intended to protect the Company's valid business interests and agree that such restrictions are reasonable and appropriate for this purpose.

     5. NON-SOLICITATION. During my employment with the Company and for a period two (2) years thereafter, I will not encourage any employee of the Company to terminate their employment with the Company, nor solicit nor hire any employee of the Company for employment by any corporation or any other commercial enterprise other than the Company, unless first approached in writing by the Company employee. I understand that the restrictions set forth in this Section are intended to protect the Company's valid business interests and agree that such restrictions are reasonable and appropriate for this purpose.

     6. RESTRICTIONS ON CORPORATE OPPORTUNITIES. During my employment with the Company and for a period of two (2) years thereafter, I will not pursue, engage in or have an interest in other business ventures or opportunities which are or may reasonably be construed to be competitive with the "PathNet Business." In addition, I will be obligated to present any telecommunications business or investment opportunity arising out of the Company's operations to the Company, and the Company shall have the exclusive right to pursue such business or investment opportunity.

     7. ABSENCE OF CONFLICTING AGREEMENTS. I understand the Company does not desire to acquire from me any trade secrets, know-how or confidential business information that I may have acquired from others. I represent that I am not bound by any agreement or any other existing or previous business relationship which conflicts with or prevents the full performance of my duties and obligations to the Company under this Agreement or otherwise during the course of my employment.

     8. NO EMPLOYMENT OBLIGATION. Other than the provisions of Section 9 hereof, I understand that this Agreement does not create an obligation on the part of the Company to continue my employment with the Company. I am employed as an employee "at will".

     9. SEVERANCE. If I am terminated for any reason, in consideration for the Non-competition covenant and the other covenants and agreements set forth in the Agreement, I will receive a salary of $275,000 per annum for one year after such termination payable in bi-weekly installments in accordance with the Company's payroll procedures.

     10. REMEDIES UPON BREACH. I agree that it would be difficult to measure any damages caused to the Company which might result from any breach by me of the promises set forth in this Agreement, and that, in any event, money damages would be an inadequate remedy for any such breach. Accordingly, I agree that if I breach or propose to breach any portion of this Agreement, the Company shall be entitled, in addition to all other remedies


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that it may have, to an injunction or other appropriate equitable relief to restrain any such breach without showing or proving any actual damage to the Company.

     11. BINDING EFFECT. This Agreement will be binding upon me and my heirs, executors, administrators and legal representatives and will inure to the benefit of the Company, any subsidiary of the Company, and its and their respective successors and assigns. My obligations under this Agreement shall survive the termination of my relationship with the Company regardless of the manner of such termination.

     12. ENFORCEABILITY. If any portion or provision of this Agreement is to any extent declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable will not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. In the event that any provision of this Agreement is determined by any court of competent jurisdiction to be unenforceable by reason of excessive scope as to geographic, temporal or functional coverage, such provision will be deemed to extend only over the maximum geographic, temporal and functional scope as to which it may be enforceable.

     13. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Company and myself with respect to the subject matter hereof, and supersedes all prior representations and agreements with respect to such subject matter. This Agreement may not be amended, modified or waived except by a written instrument duly executed by the person against whom enforcement of such amendment, modification or waiver is sought. The failure of any party to require the performance of any term or obligation of this Agreement or the waiver by any party of any breach of this Agreement in any particular case will not prevent any subsequent enforcement of such term or obligation or to be deemed a waiver of any separate or subsequent breach.

     14. THIRD-PARTY BENEFICIARIES. This Agreement is being entered into at the request of the Investors and such Investors are intended to be third-party beneficiaries hereunder with full power to enforce the terms hereof.

     15. NOTICES. Any notices, requests, demands and other communications provided for by this Agreement will be sufficient if in writing and delivered in person, or sent by registered or certified mail, postage prepaid, to me at the last address which I have filed in writing with the Company or, in the case of any notice to the Company, at its main offices to the attention of its Chief Executive Officer.

     16. GOVERNING LAW. This Agreement shall be construed under and be governed in all respects by the laws of the District of Columbia.



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I UNDERSTAND THAT THIS AGREEMENT AFFECTS IMPORTANT RIGHTS.  I HAVE READ IT
CAREFULLY AND AM SATISFIED THAT I UNDERSTAND IT COMPLETELY.


                              /s/ Kevin Bennis
                              ---------------------------
                              Kevin Bennis

Accepted and Agreed to by
PATHNET, INC.


By: /s/ Richard A. Jalkut
   ------------------------
Name:
Title:









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